SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement         [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
     [ ]  Definitive Proxy Statement               by Rule 14a-6(e)(2))

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to Sec.240.14a-12

                              99 Cent Only Stores
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          (1)  Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

               -----------------------------------------------------------------

     [ ]  Fee  paid  previously  with  preliminary  materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount Previously Paid:

               -----------------------------------------------------------------

          (2)  Form, Schedule or Registration Statement No.:

               -----------------------------------------------------------------
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               -----------------------------------------------------------------
          (4)  Date Filed:

                                  99  ONLY STORES
               -----------------------------------------------------

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               -----------------------------------------------------


TIME . . . . . . . . . . . . . . . . . .   10:00 a.m. Pacific Daylight Savings Time on Friday June 13, 2003

PLACE . . . . . . .. . . . . . . . . . .   5600 Harbor Street
                                           City of Commerce Community Center
                                           Rosewood Park Meeting Room
                                           City of Commerce, California 90040

ITEMS OF BUSINESS. . . . . . . . . . . .   (1)   To elect a Board of nine directors, each to hold
                                                 office until the next annual meeting
                                                 of shareholders and until his or her successor is elected.
                                           (2)   To consider and act upon a shareholder proposal.
                                           (3)   To consider and act upon a second shareholder proposal.
                                           (4)   To transact such other business as may properly
                                                 come before the annual meeting and any
                                                 adjournments or postponements thereof.

RECORD DATE . . . . . . . . . . . . . .    You can vote if at the close of business on April 14,
                                           2003 you were a shareholder of  99  Only Stores.

PROXY VOTING. . . . . . . . . . . . . .    All shareholders are cordially invited to attend the
                                           annual meeting in person.  However, to ensure your
                                           representation at the annual meeting, you are urged to
                                           complete and return the enclosed proxy as promptly
                                           as possible.  If you receive more than one proxy card
                                           because you own shares registered in different names
                                           or at different addresses, each card should be completed
                                           and returned.


                                                 /s/ Eric Schiffer

April 24, 2003                                   Eric Schiffer
                                                 Assistant Corporate Secretary

PROXY  STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of 99 Only Stores, a California corporation, of proxies to be voted at our 2003 annual meeting of shareholders and at any adjournments or postponements thereof.

     You are invited to attend our annual meeting of shareholders on Friday, June 13, 2003, beginning at 10:00 a.m. Pacific Daylight Savings Time. The meeting will be held at 5600 Harbor Street, City of Commerce Community Center, Rosewood Park Meeting Room, City of Commerce, California 90040 (see back cover for map).

     It is anticipated that this proxy statement and the accompanying proxy will be mailed to shareholders on or about April 24, 2003.

SHAREHOLDERS ENTITLED TO VOTE. The close of business on April 14, 2003, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof. At the record date, 70,426,655 shares of our common stock, no par value, were outstanding. Our common stock is the only outstanding class of securities entitled to vote at the annual meeting. At the record date, we had approximately 22,927 shareholders, which includes 534 shareholders of record.

PROXIES. Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. Your submission of the enclosed proxy will not limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in a street name, however, you must direct the holder of record as to how to vote your shares, or you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting. If you are a record holder, you may revoke your proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting your shares in person. If no instruction is specified on the enclosed proxy with respect to a matter to be acted upon, the shares represented by the proxy will be voted (i) in favor of the election of the nominees for director set forth herein, (ii) against the shareholder proposals, and (iii) if any other business is properly presented at the annual meeting, in accordance with the recommendations of the Board of Directors.

QUORUM. The presence, in person or by proxy, of a majority of the votes entitled to be cast by the shareholders entitled to vote at the annual meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the annual meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. A shareholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. The nine nominees for director receiving the highest number of votes at the annual meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

SHAREHOLDER PROPOSALS. Approval of the shareholder proposals will require the affirmative vote of a majority of the shares of common stock present or represented and voting at the annual meeting.

OTHER MATTERS. All other matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voting at the meeting in person or by proxy. At the date this proxy statement went to press, we do not know of any other matter to be raised at the annual meeting.

ITEM 1:   ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Item 1 is the election of nine members of the Board of Directors. In accordance with our bylaws, 99 Only Stores' directors are elected at each annual meeting and hold office until the next annual meeting and until their successors are elected and qualified. Our bylaws provide that the Board of Directors shall consist of no less than seven and no more than eleven directors as determined from time to time by the board of directors. The Board of Directors currently consists of nine directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting or any adjournments thereof, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

     The Board of Directors proposes the election of the following nominees as directors:

                                 William Christy
                                Lawrence Glascott
                                   David Gold
                                   Howard Gold
                                    Jeff Gold
                                  Marvin Holen
                                  Eric Schiffer
                                  Ben Schwartz
                                  John Shields

     If elected, each of the nominees is expected to serve until the 2004 annual meeting of shareholders and thereafter until his or her successor is duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

INFORMATION WITH RESPECT TO NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to the nominees and our executive officers as of March 31, 2003:

                            AGE AT
                           ---------  YEAR FIRST
                           MARCH 31,  ELECTED OR
                           ---------  APPOINTED
        NAME:                2003      DIRECTOR                         PRINCIPAL OCCUPATION
-------------------------  ---------  ----------  ----------------------------------------------------------------
NOMINEES:

David Gold                        70        1965  David Gold has been Chairman of the Board and our Chief
                                                  Executive Officer since the founding of the Company in 1965.
                                                  Mr. Gold has over 45 years of retail experience.

Howard Gold                       43        1991  Howard Gold has been one of our directors since 1991.  He joined us in 1982 and has served in various managerial
                                                  capacities. Since 1991 he has served as Senior Vice President of Distribution.


                                        2

                            AGE AT
                           ---------  YEAR FIRST
                           MARCH 31,  ELECTED OR
                           ---------  APPOINTED
        NAME:                2003      DIRECTOR                         PRINCIPAL OCCUPATION
-------------------------  ---------  ----------  ----------------------------------------------------------------
Eric Schiffer                     42        1991  Eric Schiffer has been one of our directors since 1991.  He joined us in 1991 and has served in various managerial
                                                  capacities.  In March 2000, he was promoted to President.
                                                  From 1987 to 1991, he was employed by Oxford Partners, a
                                                  venture capital firm.

Jeff Gold                         35        1991  Jeff Gold has been one of our directors since 1991.  He joined us in 1984 and has served in various managerial capacities.
                                                  Since 1991 he has served as Senior Vice President of Real
                                                  Estate and Information Systems.

William O. Christy                71        1992  William O. Christy has been one of our directors since 1992 and serves on our Audit Committee and Compensation
                                                  Committee.  He was President and Chief Executive Officer of
                                                  Certified Grocers of California from 1977 until his retirement in 1990.  He has served on numerous trade association boards including the executive committee of the National Grocers
                                                  Association Board and Chairman of the Merchant and
                                                  Manufacturer Association Board.

Marvin Holen                      72        1991  Marvin Holen has been one of our directors since 1991 and serves on our Audit and Compensation  Committee. He is an
                                                  attorney and in 1960 founded the law firm of Van Petten &
                                                  Holen. He served on the Board of the Southern California
                                                  Rapid Transit District from 1976 to 1993 (six of those years as the Board's President). He served on the Board of Trustees of
                                                  California Blue Shield from 1972 to 1978, on the Board of
                                                  United California Savings Bank from 1992 to 1994 and on
                                                  several other corporate, financial institution and philanthropic boards of directors.

Ben Schwartz                      85        1993  Ben Schwartz has been one of our directors since 1993. He was
                                                  Chairman of Foods Company Markets, a supermarket chain,
                                                  from 1980 until it was acquired in 1987 by Boys Markets. Prior thereto, he served for many years as its president. He served on the Board of Directors of Certified Grocers of California,
                                                  including four years as Chairman. Additionally, Mr. Schwartz sits on a number of industry trade boards, including the Food
                                                  Marketing Institute.

John Shields                      71        2001  John Shields was appointed to our board of directors in January
                                                  2001 and serves on our Compensation  Committee. He served
                                                  as Chief Executive Officer of Trader Joe's from 1989 to 2002.
                                                  Trader Joe's Company is a Southern California based  privately held retail chain. From 1978 to 1987 he was Vice President of
                                                  Operations for Mervyn's Department Stores. Prior to that he spent 20 years with Macy's, ultimately as Senior Vice President of Operations. In 1993 he was Entrepreneur of the Year for Los
                                                  Angeles and in 1994 he was honored as retailer of the year.


                                        3

                            AGE AT
                           ---------  YEAR FIRST
                           MARCH 31,  ELECTED OR
                           ---------  APPOINTED
        NAME:                2003      DIRECTOR                         PRINCIPAL OCCUPATION
-------------------------  ---------  ----------  ----------------------------------------------------------------

Lawrence Glascott                 68        1996  Lawrence Glascott has been one of our directors since October
                                                  1996 and serves on our Audit Committee and Compensation
                                                  Committee. From 1991 to 1996 he was the Vice President -
                                                  Finance of Waste Management International, an environmental services company.  Prior thereto, Mr. Glascott was a partner at
                                                  Arthur Andersen LLP and was the Arthur Andersen LLP
                                                  partner in charge of the 99  Only Stores account for six years.
                                                  Additionally, Mr. Glascott was in charge of the Los Angeles based Arthur Andersen LLP Enterprise Group practice for over
                                                  15 years.
     OTHER EXECUTIVE OFFICERS:
Helen Pipkin                      60              Helen Pipkin joined us in 1991 and serves as Senior Vice
                                                  President of Wholesale Operations. From 1985 through 1991,
                                                  Ms. Pipkin served as Controller and Manager of Wholesale and
                                                  Import Operations of Cobra Associated International, a
                                                  wholesaler of variety merchandise.  Prior to 1985, for many years, Ms. Pipkin was an owner, Vice President and Controller of Markell Imports, a general merchandise wholesaler.

Andy Farina                       56              Andy Farina joined us in September 1996 and serves as Chief
                                                  Financial Officer.  From April 1993 through August 1996, Mr.
                                                  Farina was Vice President of Finance of Crown BBK, Inc., a
                                                  food brokerage business. Mr. Farina was employed by a
                                                  division of Sara Lee from 1976 through 1988, ultimately in the capacity of President.

Jos  Gomez                        43              Jos  Gomez joined us in 1980 and has served in many different managerial capacities. Since 1997 he has served as Vice
                                                  President of Retail Operations.  He has over 20 years of retail experience.


David Gold is the father of Howard Gold and Jeff Gold and the father-in-law of Eric Schiffer.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

BOARD  MEETINGS  AND  COMMITTEES

     The Board of Directors held a total of 9 meetings during the fiscal year ended December 31, 2002. The Board of Directors has an Audit Committee and a Compensation Committee. During the fiscal year ended December 31, 2002, each director attended all meetings of the Board of Directors held. Each director also attended all meetings of the committees of the Board of Directors on which he served.

     The Audit Committee currently consists of Messrs. Christy, Holen and Glascott. The Audit Committee recommends the engagement of our independent public accountants, and periodically meets with the independent public accountants and our Chief Financial Officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to the Board of Directors. The role and responsibilities of the Audit Committee are more fully set forth in a written charter adopted by the Board of Directors. The Audit Committee held six meetings during fiscal 2004, at which each member of the Audit Committee was present.

     The  Compensation  Committee  currently consists of Messrs. Christy, Holen,
Glascott and Shields. This Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option plan. The Compensation
Committee held two meetings during fiscal 2002, at which each member of the Compensation Committee was present.

COMPENSATION  OF  DIRECTORS

     Each director who is not an officer of or otherwise employed by us receives $1,500 per month, plus $500 for each board meeting attended. Such non-employee directors also receive $150 for each committee meeting attended or $250 for each committee meeting attended as committee chairperson. In addition, each non-employee director receives an automatic annual grant on May 1 of a non-qualified option to purchase 3,000 shares of our common stock with a per share exercise price equal to the fair market value of a share of our common stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of our Board of Directors currently consists of Messrs. Christy, Holen, Glascott and Shields. None of these individuals was an officer or employee at any time during fiscal 2002. None of our current executive officers has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or Compensation Committee has served as an executive officer.

SHAREHOLDER  PROPOSALS

     THE COMPANY HAS BEEN ADVISED BY TWO HOLDERS OF OUR COMMON STOCK OF THEIR INTENTION TO INTRODUCE AT THE ANNUAL MEETING THE FOLLOWING PROPOSALS. THE BOARD OF DIRECTORS AND THE COMPANY DISCLAIM ANY RESPONSIBILITY FOR THE CONTENT OF THE PROPOSALS AND FOR THE STATEMENTS MADE IN SUPPORT THEREOF, WHICH ARE PRESENTED AS RECEIVED FROM THE STOCKHOLDERS.

ITEM 2:   SHAREHOLDER PROPOSAL #1
--------------------------------------------------------------------------------

Aaron Merle Epstein, 13455 Ventura Boulevard #209, Sherman Oaks, California 91423-6122, owning 113 shares of our common stock, has notified us of his intent to introduce the following proposal at the annual meeting.

     "Whereas: Consumers and shareholders continue to be concerned about whether low wages and abusive working conditions exist in facilities where the products they buy are produced or assembled.

     Resolved: Shareholders request the Board of Directors adopt the following Vendor Standards to be inserted in all purchasing contracts with its vendors.

     99 Cents Only Stores has a tradition of conducting its business in an ethical manner that reflects our respect for the public franchise under which we operate. As such we are concerned with the worldwide state of being of human rights and environmental degradation. We expect that the vendors with whom we source our products to share these same ethical concerns as well. 99 Cents Only Stores will use the following Standards of Vendor Engagement in selecting vendors and will seek compliance with these standards by our contractors, subcontractors, suppliers, and other businesses.

     99 Cents Only Stores will seek vendors that will allow us full knowledge of the facilities used in their production. We reserve the right to undertake affirmative measures, such as on-site inspection of production facilities in order to implement and monitor these standards. Any effort to suppress any of these standards will be met with strong objection on our part and we will take into account any such actions on the part of our vendors when reviewing and evaluating our business relationships. Safe and healthy workplace: 99 Cents Only Stores will seek vendors who provide their employees with a safe and healthy workplace in compliance with local laws. Forced or Compulsory Labor: 99 Cents Only Stores will not knowingly work with vendors that use forced or other compulsory labor in the manufacture of products intended for our stores. This includes labor that is required as a means of political views. Disciplinary practices: 99 Cents Only Stores will not knowingly use vendors who use corporal punishment or other forms of mental or physical coercion. Non-Discrimination: 99 Cents Only Stores recognizes and respects the cultural differences found in the worldwide marketplace. However, we believe that workers should be employed on the basis of their ability to carry out the duties of a particular job, rather than on the basis of personal characteristics of beliefs. We will seek vendors who share this belief. Working Hours and Overtime: 99 Cents Only Stores will seek vendors who do not require more than 60-hour workweeks on a regularly scheduled basis, except for appropriately compensated overtime in compliance with local laws. Fair Wages: 99 Cents Only Stores will seek vendors who share our commitment to the betterment of wage and benefit levels that address the basic needs of workers and their families so far as possible and appropriate in light of national practices and conditions. Child Labor: 99 Cents Only Stores will seek vendors who do not use child labor. 99 Cents Only Stores will expect its vendors to comply with the law of the country of origin in defining the term

"child", but we will not knowingly use vendors that use labor from person under the age of 14 regardless of the law of the country of origin. 99 Cents Only Stores will support the development of legitimate workplace apprenticeship programs for the educational benefit of younger people as long as the child is not being exploited or given jobs that are dangerous to the child's health or safety."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     We recognize our responsibility to engage in business with vendors that have strong business ethics and regard for human rights. We also believe that substantial progress has been made in improving international human rights through a combination of cooperative efforts between business and the local governments to improve living standards and awareness and education of human rights. We believe our business activities are consistent with the objectives of good business ethics and that we have performed responsibly. The Board of Directors believes that the proposed resolution is not warranted.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE SHAREHOLDER IN THE PROXY.

ITEM 3:   HAREHOLDER PROPOSAL #2
--------------------------------------------------------------------------------

John Chevedden, 2215 Nelson Avenue #205, Redondo Beach, California 90278, owning 150 shares of our common stock, has notified us of his intent to introduce the following proposal at the annual meeting.

Allow a shareholder vote on any poison pill. This topic won an overall 60 percent yes vote at 50 companies in 2002. This is to recommend that our company not adopt, maintain or extend any poison pill unless such adoption , maintenance or extension is submitted to a shareholder vote. A 2001 Harvard Business school study found that good corporate governance (which took into account whether a company had a poison pill) was positive and significantly related to company value. This study, conducted with the University of Pennsylvania's Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999. Certain governance experts believe that a company with good governance will perform better over time, leading to a higher stock price. Others see corporate governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company. Since the 1980's Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002. Challenges faced by our company. I believe that a shareholder vote on any poison pill can be viewed as part of a larger issue - maximization of our management commitment to the best governance and accountability practices. I believe we as shareholders should make this first step toward improvement. Our company is currently challenged by our shares selling at an inflated price/earnings multiple that reflects earnings beyond 2003. Meanwhile we have these poor governance/accountability practices that could hinder our company in responding to this and other business challenges: 1) A shareholder vote on auditors is not allowed 2) Our company used Arthur Anderson auditors in 2002 3) Only 55% of our directors were independent 4) There is no nominating committee made up of directors 5) Four of our directors are relatives. The Council of Institutional Investors www.cii.org an organization of 120 pension funds investing $1
           -----------
trillion, called for shareholder approval of poison pills. In recent years, various companies have redeemed existing poison pills or sought shareholder approval for their poison pill. This includes Columbia/HCA, McDermott
International and Airborne Inc. Shareholders believe that our Company should follow suit and allow shareholders a vote on this key issue. Allow Shareholder vote on any poison pill This topic won an overall 60%-yes vote at 50 companies in 2002. Yes on 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

Although the Company currently does not have a shareholder rights plan, or "poison pill," in place, we believe that it is in the best interests of the Company and its shareholders that the Board retain the flexibility to adopt such an anti-takeover provision if and when necessary. The purpose of a shareholder rights plan is to protect a corporation from an acquisition that may not be in the best interest of the corporation and its shareholders by forcing potential acquirers to negotiate with the corporation's board of directors, which allows the board to better represent its shareholders' interests. A study by Georgeson Shareholder Communications Inc. showed that between 1992 and 1996, stockholders of companies with shareholder rights plans received significantly higher value in acquisitions than companies without them. (Georgeson Shareholder Communications Inc., "Mergers & Acquisitions: Poison Pills and Shareholder

Value/1992-1996," 1997). If we were required to obtain prior stockholder approval of such a plan, we could be prevented from appropriately responding to a takeover attempt, which could jeopardize our ability to negotiate effectively and protect shareholders' interests.

We are committed to acting in the best interests of the Company and its shareholders in all matters of corporate governance, including any decision to adopt a shareholder rights plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE SHAREHOLDER IN THE PROXY.

EXECUTIVE  COMPENSATION
--------------------------------------------------------------------------------

SUMMARY  COMPENSATION  TABLE

     The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to us in all capacities during the last three fiscal years or accrued within the current fiscal year. The number of securities underlying the options in the table below, as well as in the Option Grants in The Last Fiscal Year table and the Aggregated Options Exercised in the Last Fiscal Year and Year-End Values table have been adjusted to reflect our four-for-three stock dividend distributed April 3, 2002 to shareholders of record on March 25, 2002.

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                        NUMBER OF
                                FISCAL YEAR                             SECURITIES
                                   ENDED      ANNUAL CO   MPENSATION    UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION     DECEMBER 31,    SALARY       BONUS       OPTIONS     COMPENSATION
------------------------------  ------------  ----------  -----------  ------------
David Gold . . . . . . . . . .          2002  $  167,596            -             -             -
  Chairman of the Board and             2001     181,730            -             -             -
    Chief Executive Officer             2000     168,300            -             -             -

Andrew Farina. . . . . . . . .          2002  $  163,400  $    25,000        13,500             -
  Chief Financial Officer               2001     162,300       25,000        18,000             -
                                        2000     141,500       20,000        30,000             -

Jose Gomez . . . . . . . . . .          2002  $  169,600  $    25,000        13,500             -
  Vice President of                     2001     174,900       25,000        18,000             -
    Retail Operations                   2000     160,200       25,000        30,000             -

Helen Pipkin . . . . . . . . .          2002  $  120,960  $    20,000         9,000             -
  Senior Vice President of              2001     143,100       20,000        16,000             -
    Wholesale Operations                2000     137,700       20,000        30,000             -

Eric Schiffer. . . . . . . . .          2002  $  120,615                          -             -
  President                             2001     124,615            -             -             -
                                        2000     120,800            -             -             -


OPTION  GRANTS  IN  LAST  FISCAL  YEAR

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 2002 to the Named Executive Officers.

                                   OPTION GRANTS IN LAST FISCAL YEAR


                                                                                   POTENTIAL
                                                                                REALIZABLE VALUE
                         NUMBER OF                                                       AT ASSUMED ANNUAL
                        SECURITIES   PERCENT OF TOTAL                                  RATES OF STOCK PRICE
                        UNDERLYING    OPTIONS GRANTED                                    APPRECIATION FOR
                          OPTION      TO EMPLOYEES IN   EXERCISE OR   EXPIRATION          OPTION TERM(a)
NAME                    GRANTED(b)    FISCAL YEAR(c)     BASE PRICE      DATE           5%             10%
----------------------  -----------  -----------------  ------------  ----------  --------------  --------------
David Gold. . . . . . .           -                 -              -           -              -               -
Jose Gomez. . . . . . .      13,500               1.3%  $      29.68     5/30/12  $     251,985   $     638,581
Helen Pipkin. . . . . .       9,000               0.9%         29.68     5/30/12        167,990         425,720
Andrew Farina . . . . .      13,500               1.3%         29.68     5/30/12        251,985         638,581
Eric Schiffer . . . . .           -                 -              -           -              -               -

(a) The potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the common stock.
(b) The option grants set forth on this chart vest in three equal annual installments beginning on May 30, 2003.
(c) Options covering an aggregate of 1,030,521 shares were granted to eligible persons during the fiscal year ended December 31, 2002.


STOCK  OPTIONS  HELD  AT  FISCAL  YEAR  END

     The following table sets forth, for each of the Named Executive Officers, information regarding the number of shares of common stock underlying stock options held at fiscal year end and the value of options held at fiscal year end.

              AGGREGATED OPTIONS EXERCISED IN THE LAST FISCAL YEAR AND YEAR-END VALUES

                             NUMBER OF SECURITIES      NUMBER OF SECURITIES
                             UNDERLYING EXERCISED     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                 OPTIONS AT                OPTIONS AT              IN-THE-MONEY OPTIONS
                              DECEMBER 31, 2002         DECEMBER 31, 2002         AT DECEMBER 31, 2002(a)
                          ------------------------  --------------------------  ----------------------------
NAME                      SHARES  VALUE  REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------  ------  ----------------  -----------  -------------  ------------  --------------
David Gold . . . . . . .       -                 -            -              -             -               -
Jose Gomez . . . . . . .       -                 -      191,006         35,500  $  3,033,022  $      174,745
Helen Pipkin . . . . . .  46,267  $        662,868       42,072         29,666       721,829         166,277
Andrew Farina. . . . . .  29,300  $        471,557      142,954         35,500     2,183,794         174,745
Eric Schiffer. . . . . .       -                 -       75,006              -     1,854,694               -

(a) Based on the last reported sale price of the common stock on the New York Stock Exchange on December 31, 2002 ($26.86) less the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE
--------------------------------------------------------------------------------

     The Compensation Committee is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The committee, which currently is comprised of four independent, non-employee directors and no employee directors, also grants all stock options and otherwise generally administers the Company's 1996 Stock Option Plan. Following review and approval by the committee, determinations pertaining to executive compensation are submitted to the full Board of Directors for approval.

     COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the Company's shareholders,
(2) attract, motivate and retain executives of outstanding abilities and experience capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other retail companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program. Given the current share ownership of Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer, these members of management have chosen not to receive bonuses or stock option awards.

     BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company and are reviewed annually. Base salaries are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company and the Company's performance against its financial and strategic goals. Base salaries are generally designed to be at the mid-range of salaries of comparable companies. During the year ended December 31, 2002, David Gold served as the Company's Chief Executive Officer. Mr. Gold's base salary of $167,596 was determined based upon his service to the Company, the financial performance of the Company in the year ended December 31, 2002, and the salaries received by similarly situated executives at other companies. See "Executive Compensation -- Summary Compensation Table."

     ANNUAL CASH BONUSES. Executive officers and key members of management are eligible to receive annual incentive bonuses from an executive bonus pool in amounts determined at the discretion of the Board of Directors. The executive bonus pool is calculated based on the Company's annual performance against a business plan developed each year by senior management and reviewed and approved by the Board of Directors. The executive bonus pool is capped at 3% of the Company's operating profit. Funding of the bonus pool is determined based on a performance matrix consisting of three variables: (i) the increase in store sales during the subject year over store sales during the immediately preceding year; (ii) operating income goals; and (iii) the individual performance of the executives. Individual bonus targets for executives range from 0% to 20% of the executive's base salary depending on the level of responsibility and attainment of individual performance goals. Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer have chosen not to receive an annual incentive bonus for 2002.

     LONG-TERM INCENTIVES. The Company provides its executive officers with long-term incentive compensation through grants of awards under the Company's 1996 Stock Option Plan. Under the 1996 Stock Option Plan, the Board of Directors is authorized to grant any type of award which might involve the issuance of shares of Common Stock, an option, warrant, convertible security, stock appreciation right or similar right or any other security or benefit with a value derived from the value of the Common Stock. The Compensation Committee of the Board of Directors is currently responsible for selecting the individuals to whom grants of awards will be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each award. All awards granted by the Compensation Committee pursuant to the 1996 Stock Option Plan have been in the form of stock options. The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. All options granted in 2002 were granted at the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry. Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer have chosen not to receive bonuses or stock option awards.

     COMPENSATION DEFERRAL PLAN. Effective January 1, 2000 the Company established a compensation deferral plan for highly compensated employees. Under the compensation deferral plan participants may defer up to 80% of base pay.

     OMNIBUS  BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Chief Executive Officer and each of the Company's four most highly paid executive officers other than the Chief Executive Officer. Certain "performance-based" compensation that has been approved by the Company's shareholders is not subject to the deduction limit. The Company's 1996 Stock Option Plan is intended to qualify so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code. All compensation paid to the Company's employees in fiscal 2002 is fully deductible.

     SUMMARY. The Compensation Committee believes that its executive compensation philosophy of paying the Company's executive officers by means of base salaries, annual cash bonuses and long-term incentives (other than Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer), as described in this report, serves the interests of the Company and its shareholders.

                                            COMPENSATION COMMITTEE

                                                   William Christy
                                                   Marvin Holen
                                                   Lawrence Glascott
                                                   John Shields

REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange, has furnished the following report:

     The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

     The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2002, the Audit Committee:

          1. Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and PricewaterhouseCoopers LLP, the Company's independent auditors;

          2. Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards 61, 89 and 90 relating to the conduct of the audit; and

          3. Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard Number 1. The Audit Committee also discussed with PricewaterhouseCoopers LLP their independence.

     The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.


                                           AUDIT COMMITTEE

                                           William Christy
                                           Marvin Holen
                                           Lawrence Glascott

PERFORMANCE GRAPH

The following graph sets forth the percentage change in cumulative total shareholder return of our common stock during the period from December 31, 1997 to December 31, 2002, compared with the cumulative returns of the S&P Mid Cap 400 Index and the Russell 2000 Index. The comparison assumes $100 was invested on December 31, 1997 in the common stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                               [GRAPHIC  OMITTED]

                               Cumulative Total Return
                   ----------------------------------------------
                   12/97   12/98   12/99   12/00   12/01   12/02
                   ------  ------  ------  ------  ------  ------
99  ONLY STORES    100.00  213.13  162.03  154.69  324.18  303.50
S & P MID CAP 400  100.00  130.44  133.48  154.98  152.46  128.91
RUSSELL 2000       100.00  120.52  115.50  110.64  111.78   87.66


EQUITY COMPENSATION PLAN INFORMATION
-------------------------------------------------------------------------------------------------------------------------


                                                                                                Number of securities
                              Number of securities to be                                       remaining available for
                                issued upon exercise of       Weighted-average exercise     future issuance under equity
                                 outstanding options,       price of outstanding options,        compensation plans
                                                           -------------------------------      (excluding securities
                                  warrants and rights            warrants and rights           reflected in column (a)
                              ---------------------------  -------------------------------  -----------------------------
     Plan category                        (a)                            (b)                             (c)
Equity compensation plans
approved by security holders                            -                                -                              -
Equity compensation plans
not approved by security
holders                                         5,260,782  $                         17.86                      6,199,566
                              ---------------------------  -------------------------------  -----------------------------
     Total                                      5,260,782  $                         17.86                      6,199,566
                              ===========================  ===============================  =============================

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

     As of March 28, 2003, we leased 12 of our 154 store locations and a parking lot associated with one of these stores from certain members of the Gold family and their affiliates. Annual rental expense for the facilities owned by the Gold family and their affiliates was approximately $1.9 million, $1.9 million and $2.2 million in 2000, 2001 and 2002, respectively. We believe that such leases and contracts are no less favorable to us than those an unrelated party would have provided after arm's-length negotiations. It is our current policy not to enter into real estate transactions with the Gold family or their affiliates, except with respect to the renewal or modification of existing leases and occasions where such transactions are determined to be in our best interests. Moreover, all real estate transactions between us and the Gold family or their affiliates will require the unanimous approval of the independent directors on our Board of Directors and a determination by such independent directors that such transactions are the equivalent of a negotiated arm's-length transaction with a third party. There can be no guarantee that we and the Gold family or their affiliates will be able to agree on renewal terms for the properties currently leased by us from, or, if such terms are agreed to, that the independent directors on the Board of Directors will approve such terms. In addition, an outside director, Ben Schwartz, is one of the trustees of a trust which acquired a multi-unit shopping center, approximately five years after the Company became a long term lessee for a single 99 Only Stores location in that center. Annual rent expense for this store was approximately $0.3 million per year in 2002, 2001 and 2000. Mr. Schwartz's son, is an independent broker for the sale of some of the merchandise of the Company's wholesale division, and received approximately $439,000 in gross commissions and fees in 2002, $368,000 in 2001 and $251,000 in 2000.

     On September 30, 2000, the Board of Directors approved the sale of Universal International, Inc. and Odd's-N-End's, Inc. (collectively, "Universal") to Universal Deals, Inc. and Universal Odd's-N-End's, Inc., respectively. Both Universal Deals, Inc. and Universal Odd's-N-End's are owned 100% by David and Sherry Gold who are significant shareholders of 99 Only Stores. Mr. Gold is also our Chairman and Chief Executive Officer. The sales price for Universal was our carrying value as of the close of business on September 30, 2000 which was $33.9 million as determined by the parties and approved by our Board of Directors. The sale was effective as of the close of business on September 30, 2000. The Universal net assets at September 30, 2000 included $29.2 million in inventory, net fixed assets of $7.6 million and $0.6 million of other assets. These assets were offset by $3.5 million of accounts payable, accrued and other liabilities. In connection with this transaction, we continue to provide certain ongoing administrative and other services to Universal pursuant to a Services Agreement. We receive a management fee of 6% of Universal's sales revenue. During 2002 Universal closed its retail business operations. In connection therewith 99 Only Stores, in 2002, received $1.5 million in management fees under a Services Agreement with Universal and also received $1.4 million in lease payments for rental of a distribution facility to Universal. Also, during 2002, we purchased $0.4 million of close out product from Universal.

PRINCIPAL  SHAREHOLDERS
--------------------------------------------------------------------------------

     The following table sets forth as of March 31, 2003, certain information relating to the ownership of our common stock by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. Unless otherwise noted, the address of each person listed is in care of 99 Only Stores, 4000 Union Pacific Avenue, City of Commerce, California 90023.

                                           NUMBER OF     PERCENT
NAMES AND ADDRESSES                        SHARES(a)   OF CLASS (a)
----------------------------------------  -----------  ------------
David Gold (b)(e). . . . . . . . . . . .   15,864,832         22.3%
Sherry Gold (c)(e) . . . . . . . . . . .   15,864,832         22.3%
Howard Gold (d)(e) . . . . . . . . . . .    9,255,600         12.9%
Jeff Gold (d)(e) . . . . . . . . . . . .    9,255,600         12.9%
Eric and Karen Schiffer (e)(f) . . . . .    9,300,605         13.0%
Au Zone Investments #3, LLC(e) . . . . .    6,860,124          9.6%
FMR Corp.(q) . . . . . . . . . . . . . .    5,418,888          7.6%
Myron Kaplan(n). . . . . . . . . . . . .    5,173,589          7.3%
Goldman Sachs Asset Management(r). . . .    3,521,198          5.0%


                                       12

William O. Christy (g) . . . . . . . . .       52,504            *
Marvin Holen (h) . . . . . . . . . . . .       63,504            *
Ben Schwartz (i) . . . . . . . . . . . .       10,334            *
Lawrence Glascott (j). . . . . . . . . .       48,503            *
Helen Pipkin (k) . . . . . . . . . . . .       60,405            *
Jose Gomez(l). . . . . . . . . . . . . .      211,506            *
Andrew Farina(m) . . . . . . . . . . . .      163,454            *
John Shields(p). . . . . . . . . . . . .        6,267            *
All of the Company's executive officers
and directors as a group,
15 persons(o). . . . . . . . . . . . . .   28,813,832         40.4%

*    Less than 1%

(a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that currently are exercisable or exercisable within 60 days of March 31, 2003 are deemed outstanding. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power for all shares shown as beneficially owned, subject to community property laws where applicable.

(b) Includes 4,502,354 shares owned by Sherry Gold, David Gold's spouse, and 6,860,124 shares controlled through Au Zone Investments #3, LLC, a California limited liability company.

(c) Includes 4,502,354 shares owned by David Gold, Sherry Gold's spouse, and 6,860,124 shares controlled through Au Zone Investments #3, LLC.

(d) Includes 6,860,124 shares controlled through Au Zone Investments #3, LLC, and 75,005 shares reserved for issuance upon exercise of stock options which are exercisable.

(e) Au Zone Investments #3, LLC, is the general partner of Au Zone Investments #2, L.P., a California limited partnership (the "Partnership"). The Partnership is the registered owner of 6,860,124 shares of common stock. The limited partners of the Partnership are David Gold, Sherry Gold, Howard Gold, Jeff Gold and Karen Schiffer. Each of the limited partners of the Partnership owns a 20% interest in Au Zone Investments #3, LLC.

(f) Includes 6,860,124 shares controlled through Au Zone Investments #3, LLC, and 150,010 shares reserved for issuance upon exercise of stock options which are exercisable.

(g) Includes 52,504 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(h) Includes 51,007 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(i) Includes 10,334 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(j) Includes 46,422 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(k) Includes 60,405 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(l) Includes 211,506 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(m) Includes 163,454 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(n) Includes 4,783,589 shares of common stock owned directly and for which Mr. Kaplan has sole voting power and 390,000 shares of Common Stock owned by Kaplan Nathan & Company, LLP a Delaware limited partnership, and for which Mr. Kaplan shares voting and dispositive power. This information is based on a Schedule13G amendment filed by Mr. Kaplan, Box 385 Leona , N.J. 07605, on January 21, 2003.

(o) Includes (i) 4,502,354 shares owned by Sherry Gold, the spouse of David Gold, (ii) 6,860,124 shares controlled through Au Zone Investments #3, LLC, and (iii) 901,320 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(p) Includes 5,667 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(q) Includes 5,418,888 shares of common stock owned beneficially and for which FMR Corp. has sole power to dispose or direct disposition of and which includes 63,056 shares of Common Stock for which FMR Corp. has sole power to vote or to direct the vote. This information is based on a Schedule13G filed by FMR Corp. 82 Devonshire Street, Boston, Massachusetts 02109, on February 14, 2003. The Schedule 13G also reports that the interest of Fidelity Contrafund, an investment company registered under the Investment Company Act of 1940, in the shares of Common Stock beneficially owned by FMR Corp. amounted to 3,746,633 shares.

(r) Includes 3,521,198 shares of common stock owned beneficially and for which Goldman Sachs Asset Management has sole voting power and sole dispositive power. This information is based on a Schedule13G filed by Goldman Sachs Asset Management, 32 Old Slip, New York, NY 10005 on February 21, 2003.

SECTION  16(a)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE
------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-ten percent shareholders are required by the Commission's regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2002, all of our officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements.

SHAREHOLDER  PROPOSALS
----------------------

     Any shareholder who intends to present a proposal at the next annual meeting for inclusion in our proxy statement and proxy relating to such annual meeting must submit such proposal to us at our principal executive offices by December 26, 2003. In addition, in the event a stockholder proposal is not received by us by March 10, 2004, the proxy to be solicited by the Board of Directors for the 2004 annual meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2004 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting.

     SEC rules and regulations provide that if the date of our 2004 Annual Meeting is advanced or delayed more than 30 days from the date of our 2003 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2004 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2004 annual meeting. Upon determination by us that the date of the 2004 annual meeting will be advanced or delayed by more than 30 days from the date of the 2003 annual meeting, we will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

INDEPENDENT  PUBLIC  ACCOUNTANTS
--------------------------------

     As of June 13, 2002, upon the recommendation of the Audit Committee, our Board of Directors dismissed Arthur Andersen LLP ("Andersen") as our independent auditors. Andersen had served as our independent auditors since 1989. Andersen's reports on our consolidated financial statements for the two most recent fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years ended December 31, 2001 and the subsequent interim period through June 13, 2002, there were: (i) no disagreements between us and Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our consolidated financial statements for such years; and
(ii) no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K. We requested and received a letter from Andersen confirming that there were no such disagreements or reportable events. On June 13, 2002, we engaged PricewaterhouseCoopers LLP as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2002. The decision to engage PricewaterhouseCoopers LLP was recommended by the Audit Committee and approved by the Board of Directors. During our two most recent fiscal years ended December 31, 2001 and the subsequent interim period through June 13, 2002, we did not consult with PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     PricewaterhouseCooopers LLP has also been selected by the Board of Directors to serve as our independent public accountants for the year ended December 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

     For the fiscal year ended December 31, 2002, the Company retained PricewaterhouseCoopers LLP, to provide services in the following categories and amounts.

     1.  Audit Fees                             $243,100
     2.  Financial Information System
              Design and Implementation Fees    $      -
     3.  All other fees                         $100,325

     The Audit Committee has considered whether the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

SOLICITATION  OF  PROXIES
-------------------------

     The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by us. It is contemplated that the proxies will be solicited through the mails, but our officers, directors and regular employees may solicit proxies personally. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to shareholders whose stock in us is held of record by such entities. In addition, we may use the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies if management determines it advisable.

ANNUAL  REPORT  ON  FORM  10-K
------------------------------

     OUR ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2002, WILL BE MADE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO 99 ONLY
STORES,  4000  UNION  PACIFIC  AVENUE,  CITY  OF  COMMERCE,  CALIFORNIA  90023,
ATTENTION: CHIEF FINANCIAL OFFICER. THE EXHIBITS OF THIS REPORT WILL ALSO BE PROVIDED UPON REQUEST AND PAYMENT OF COPYING CHARGES.



                                     ON BEHALF OF THE BOARD OF DIRECTORS


                                     /s/ Eric Schiffer

                                     Eric Schiffer, President
                                     4000 Union Pacific Avenue
                                     City of Commerce, California 90023
                                     April 24, 2003

                              99 CENTS ONLY STORES
                            4000 UNION PACIFIC AVENUE
                       CITY OF COMMERCE, CALIFORNIA 90023




   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF 99 CENTS ONLY
   ----------------------------------------------------------------------------
                                     STORES
                                     ------


The undersigned, a shareholder of 99 CENTS ONLY STORES, a California corporation (the "Company") hereby appoints David Gold and Eric Schiffer, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at Company's Annual Meeting of Shareholders (the "Annual Meeting"), to be held on June 13, 2003, and at any of its postponement or adjournments, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

                   (PLEASE SIGN AND DATE ON THE REVERSE SIDE)

================================================================================


X   Please mark your               THE BOARD OF DIRECTORS RECOMMENDS A WITH VOTE
    Votes as in this                      ON ITEM 1 AND AN AGAINST VOTE ON
    example using dark                            ITEM 2 AND ITEM 3
    ink only.

1.  ELECTION OF DIRECTORS,  WITH    WITHOUT Authority
                                       to Vote for
    As provided in the             the nominees listed
    Company's Proxy
    Statement:              [  ]        [  ]

2.  SHAREHOLDER PROPOSAL #1                              FOR   AGAINST   ABSTAIN

The Board of Directors recommends a vote AGAINST        [  ]    [  ]       [  ]
the adoption of proposal #1. Proxies solicited by the Board of Directors will be voted against this proposal unless otherwise specified by the shareholder in the proxy.

(Instructions: To withhold authority for a nominee, line through or otherwise strike out the name of the nominee below)

3.  SHAREHOLDER PROPOSAL #2                              FOR   AGAINST   ABSTAIN

The Board of Directors recommends a vote AGAINST         [  ]    [  ]       [  ]
the adoption of proposal #2. Proxies solicited by the Board of Directors will be voted against this proposal unless otherwise specified by the shareholder in the proxy.


     William O. Christy      Marvin Holen

     Lawrence Glascott       Eric Schiffer

     David Gold              Ben Schwartz

     Howard Gold             John Shields

     Jeff Gold


The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holder may lawfully do by virtue hereof. As to any business that may properly come before the Annual Meeting and any of its postponement or adjournments, the proxy holder is authorized to vote in accordance with its best judgement.

This Proxy will be voted in accordance with the instructions set forth above. This Proxy will be treated as a GRANT OF AUTHORITY TO VOTE WITH the election of the directors named above and an AGAINST the shareholder proposals and as the proxy holder shall deem advisable on such other business as may come before the Annual Meeting, unless otherwise directed.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 24, 2003 relating to the Annual Meeting.

_____________________________________________________     Date:_________________
Signature(s) of Shareholder(s) (See Intructions Below)

The signature(s) hereon should correspond exactly with the name(s) of the shareholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name and give title of signing officer. If signer is a partnership, please sign in partnership name by authorized person.